UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

U.S. RARE EARTH MINERALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 888-820-2270

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

The Company is filing this Form 8K with the SEC to report management’s determination that the financial statements filed in Form Q for March 31, 2011, June 30, 2011, September 30,2011, and Form K for December 31, 2011, as well as on Form Q for  March 31, 2012 should no longer be relied upon due to incorrect accounting in such financial statements with respect to the cost of the shares used to pay for various services to be rendered or which were rendered to the Company by various executives and service providers.

The Company’s management has determined that the following financial statements did not correctly reflect the expense to the Company for the issuance of shares of common stock for services rendered or to be rendered to the Company.  Those financial statements were set forth in the following filings with the SEC:

i.  for the quarter ended March 31, 2011;

ii.  for the quarter ended June 30, 2011;

iii.  for the quarter ended September 30, 2011;

iv.  for the year ended December 31, 2011;

v.  for the quarter ended March 31, 2012.

The Company contemplates that Amendments to the above referenced financial statements will be filed within the next week with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dennis Cullison
Name:	Dennis Cullison
Title:	President and Director

November 20, 2012